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Exhibit 10.28

PLEDGE AGREEMENT
(Subsidiary)

        This PLEDGE AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is made as of the 8th day of February, 2008 by ALDILA GOLF CORP., a Delaware corporation ("Pledgor"), in favor of KEYBANK NATIONAL ASSOCIATION ("Lender").

        1.    Recitals.

        ALDILA, INC., a Delaware corporation (together with its successors and assigns, "Borrower"), is entering into that certain Credit and Security Agreement, dated as of February 8, 2008, with Lender (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement"). Pledgor desires that Lender grant the financial accommodations to Borrower as described in the Credit Agreement.

        Pledgor, a subsidiary of Borrower whose financing is provided by the Loans, as defined in the Credit Agreement, deems it to be in the direct pecuniary and business interests of Pledgor that Borrower obtain from Lender the Commitment, as defined in the Credit Agreement, and the Loans, provided for in the Credit Agreement.

        Pledgor understands that Lender is willing to enter into and grant the financial accommodations to Borrower provided for in the Credit Agreement only upon certain terms and conditions, one of which is that Pledgor grant to Lender a security interest in and an assignment of the Collateral, as hereinafter defined, and this Agreement is being executed and delivered in consideration of each financial accommodation granted to Borrower by Lender and for other valuable consideration.

        2.    Definitions.    Except as specifically defined herein, (a) capitalized terms used herein that are defined in the Credit Agreement shall have their respective meanings ascribed to them in the Credit Agreement and (b) unless otherwise defined in the Credit Agreement, terms that are defined in the U.C.C. are used herein as so defined. As used in this Agreement, the following terms shall have the following meanings:

          "Collateral" means, collectively, (a) the Pledged Securities and each addition, if any, thereto and each substitution, if any, therefor, in whole or in part, (b) the certificates representing the Pledged Securities, and (c) the dividends, cash, instruments and other property distributed in respect of and other proceeds of any of the foregoing.

          "Event of Default" means an event or condition that constitutes an Event of Default pursuant to Section 7.1 hereof.

          "Obligations" means, collectively, (a) all Indebtedness and other obligations now owing or hereafter incurred by Borrower to Lender pursuant to the Credit Agreement and the other Loan Documents, and includes the principal of and interest on all Loans; (b) each extension, renewal, consolidation or refinancing of any of the foregoing, in whole or in part; (c) all interest from time to time accruing on any of the foregoing, and all fees and other amounts payable by Borrower or Pledgor pursuant to the Credit Agreement or any other Loan Document; (d) all obligations and liabilities of any Company now existing or hereafter incurred to Lender (or any affiliate of Lender) under, arising out of, or in connection with any Hedge Agreement; (e) every other liability, now or hereafter owing to Lender (or any affiliate of Lender) by any Company or Pledgor, and includes, without limitation, every liability, whether owing by only Borrower or Pledgor or by Borrower or Pledgor with one or more others in a several, joint or joint and several capacity, whether owing absolutely or contingently, whether created by note, overdraft, guaranty of payment or other contract or by a quasi-contract, tort, statute or other operation of law, whether incurred directly to Lender (or such affiliate) or acquired by Lender (or such affiliate) by purchase, pledge or otherwise and whether participated to or from Lender (or such affiliate) in whole or in part; and (f) all Related Expenses.

          "Pledged Securities" means, subject to Section 5 hereof, all of the shares of stock or other equity interest of each Subsidiary of Pledgor owned by Pledgor, as listed on the attached Exhibit A, and all additional shares of stock or other equity interest of each Subsidiary of Pledgor owned by Pledgor from time to time or acquired by Pledgor in any manner.

        3.    Security Interest.    Pledgor hereby grants to Lender a security interest in and an assignment of the Collateral as security for the Obligations. For the better protection of Lender hereunder, Pledgor has executed appropriate transfer powers, in the form of the attached Exhibit B, with respect to the Pledged Securities and, concurrently herewith, is depositing the Pledged Securities and the aforesaid transfer powers with Lender. Pledgor authorizes Lender, at any time after the occurrence and during the continuation of an Event of Default, to transfer the Pledged Securities into the name of Lender or Lender's nominee, but Lender shall be under no duty to do so. Notwithstanding any provision or inference herein or elsewhere to the contrary, Lender shall have no right to vote the Pledged Securities at any time unless and until there shall have occurred and be continuing an Event of Default.

        4.    Pledgor's Representations and Warranties.    Pledgor hereby represents and warrants to Lender as follows:

          4.1.    Pledgor is the legal record and beneficial owner of, and has good and marketable title to, the Pledged Securities, and the Pledged Securities are not subject to any pledge, lien, mortgage, hypothecation, security interest, charge, option, warrant or other encumbrance whatsoever, nor to any agreement purporting to grant to any third party a security interest in the property or assets of Pledgor that would include such Pledged Securities, except the security interest created by this Agreement or otherwise securing only Lender.

          4.2.    All of the Pledged Securities have been duly authorized and validly issued, and are fully paid and non-assessable.

          4.3.    Pledgor has full power, authority and legal right to pledge all of the Pledged Securities pursuant to the terms of this Agreement.

          4.4.    No consent, license, permit, approval or authorization, filing or declaration with any Governmental Authority, and no consent of any other Person, is required to be obtained by Pledgor in connection with the pledge of the Pledged Securities hereunder, that has not been obtained or made, and is not in full force and effect.

          4.5.    The pledge, assignment and delivery of the Pledged Securities hereunder creates a valid first lien on, and a first perfected security interest in, the Pledged Securities and the proceeds thereof. Other than pursuant to the Agreement, Pledgor has not granted any other liens on, or security interests in, the Pledged Securities.

          4.6.    The Pledged Securities constitute (a) sixty-five percent (65%) of the total combined voting power of all classes of equity interests or stock of each first-tier Foreign Subsidiary, (b) one hundred percent (100%) of the non-voting equity interests or stock of each first-tier Foreign Subsidiary of Pledgor, and (c) one hundred percent (100%) of the outstanding capital stock or other equity interest owned by Pledgor of each Domestic Subsidiary of Pledgor.

          4.7.    Pledgor has received consideration that is the reasonably equivalent value of the obligations and liabilities that Pledgor has incurred to Lender. Pledgor is not insolvent, as defined in any applicable state or federal statute, nor will Pledgor be rendered insolvent by the execution and delivery of this Agreement to Lender. Pledgor is not engaged or about to engage in any business or transaction for which the assets retained by Pledgor are or will be an unreasonably small amount of capital, taking into consideration the obligations to Lender incurred hereunder. Pledgor does not intend to incur debts beyond Pledgor's ability to pay them as they mature.

          4.8.    If the Pledged Securities are "restricted securities" within the meaning of Rule 144, or any amendment thereof, promulgated under the Securities Act of 1933, as amended (the "Securities Act"), Pledgor further represents and warrants that, except as disclosed in writing to Lender, (a) Pledgor has been the beneficial owner of the Pledged Securities for a period of at least two years prior to the date hereof, (b) the full purchase price or other consideration for the Pledged Securities has been paid or given at least three years prior to the date hereof, and (c) Pledgor does not have a short position in or any put or other option to dispose of any securities of the same class as the Pledged Securities or any other securities convertible into securities of such class.

        5.    Foreign Subsidiaries.    Notwithstanding anything in this Agreement to the contrary, Pledgor shall not be required to pledge more than sixty-five percent (65%) of the total combined voting power of all classes of equity interests or stock of any first tier Foreign Subsidiary if Pledgor is not required to do so pursuant to Section 5.20 of the Credit Agreement.

        6.    Additional Covenants of Pledgor.

          6.1.    Pledgor covenants and agrees to defend the right, title and security interest of Lender in and to the Pledged Securities and the proceeds thereof, and to maintain and preserve the lien and security interest provided for by this Agreement against the claim and demands of all Persons, so long as this Agreement shall remain in effect.

          6.2.    Except as expressly permitted by the Credit Agreement, Pledgor covenants and agrees not to sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, or create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Securities, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement and any security agreement securing only Lender.

          6.3.    Pledgor covenants and agrees (a) to cooperate, in good faith, with Lender and to do or cause to be done all such other acts as may be necessary to enforce the rights of Lender under this Agreement, (b) not to take any action, or to fail to take any action that would be adverse to the interest of Lender in the Collateral and hereunder, and (c) to make any sale or sales of any portion or all of the Pledged Securities valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales at Pledgor's expense.

        7.    Events of Default.

          7.1.    The occurrence of an Event of Default, as defined in the Credit Agreement, shall constitute an Event of Default hereunder.

          7.2.    Upon the occurrence of an Event of Default hereunder, and at all times thereafter, Lender, in its discretion, may sell, assign, transfer and deliver any of the Collateral, at any time, or from time to time. No prior notice need be given to Pledgor or to any other Person in the case of any sale of Collateral that Lender determines to be declining speedily in value or that is customarily sold in any securities exchange, over-the-counter market or other recognized market, but in any other case Lender shall give Pledgor no fewer than ten (10) days prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Pledgor waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, Lender may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights Pledgor hereby waives and releases. After deducting all Related Expenses, and after paying all claims, if any, secured by liens having precedence over this Agreement, Lender may apply the net proceeds of each such sale to or toward the payment of the Obligations, whether or not then due, in such order and by such division as Lender in its sole discretion may deem advisable. Any excess, to the extent permitted by law, shall be paid to Pledgor, and the obligors on the Obligations shall remain liable for any deficiency. In addition, Lender shall at all times have the right to obtain new appraisals of Pledgor or the Collateral, the cost of which shall be paid by Pledgor.

        8.    Attorney-In-Fact.    Pledgor hereby authorizes and empowers Lender to make, constitute and appoint any officer or agent of Lender as Lender may select, in its exclusive discretion, as Pledgor's true and lawful attorney-in-fact, with the power to endorse Pledgor's name on all applications, documents, papers and instruments necessary for Lender to take actions with respect to the Collateral after the occurrence and during the continuation of an Event of Default, including, without limitation, actions necessary for Lender to assign, pledge, convey or otherwise transfer title in or dispose of the Collateral to any Person. Pledgor ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the life of this Agreement.

        9.    Maximum Liability of Pledgor.    Anything in this Agreement to the contrary notwithstanding, in no event shall the amount of the Obligations secured by this Agreement exceed the maximum amount that (after giving effect to the incurring of the obligations hereunder and to any rights to contribution of Pledgor from other affiliates of Borrower) would not render the rights to payment of Lender hereunder void, voidable or avoidable under any applicable fraudulent transfer law.

        10.    Costs and Expenses.    If Pledgor fails to comply with any of its obligations hereunder, Lender may do so in the name of Pledgor or Lender, but at Pledgor's expense, and Pledgor hereby agrees to reimburse Lender in full for all expenses, including reasonable attorneys' fees, incurred by Lender in protecting, defending and maintaining the Collateral. Without limiting the foregoing, any and all reasonable fees, costs and expenses, of whatever kind or nature, including the attorneys' fees and expenses incurred in connection with the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving the Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Collateral, shall be borne and paid by Pledgor upon request of Lender.

        11.    Notice.    All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Pledgor, mailed or delivered to it, addressed to it at the address specified on the signature page of this Agreement, and, if to Lender, mailed or delivered to it, addressed to the address of Lender specified on the signature pages of the Credit Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices pursuant to any of the provisions hereof shall not be effective until received.

        12.    Interpretation.    Each right, power or privilege specified or referred to in this Agreement is in addition to any other rights, powers and privileges that Lender may have or acquire by operation of law, by other contract or otherwise. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power or privilege by Lender shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each right, power or privilege may be exercised by Lender either independently or concurrently with other rights, powers and privileges and as often and in such order as Lender may deem expedient. No waiver or consent granted by Lender in respect of this Agreement shall be binding upon Lender unless specifically granted in writing, which writing shall be strictly construed.

        13.    Assignment and Successors.    This Agreement shall not be assigned by Pledgor without the prior written consent of Lender. This Agreement shall bind the successors and permitted assigns of Pledgor and shall benefit the successors and assigns of Lender.

        14.    Severability.    If, at any time, one or more provisions of this Agreement is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        15.    Termination.    At such time as the Obligations shall have been irrevocably paid in full, the Commitment, as defined in the Credit Agreement, terminated, and the Credit Agreement terminated and not replaced by any other credit facility with Lender, Pledgor shall have the right to terminate this Agreement. Upon written request of Pledgor, Lender shall promptly execute and deliver to Pledgor appropriate releases with respect to the Collateral and return all of the Pledged Securities to Pledgor.

        16.    Headings; Execution.    The headings and subheadings used herein are for convenience of reference only and shall be ignored in interpreting the provisions of this Agreement. This Agreement may be executed by facsimile signature, which, when so executed and delivered, shall be deemed to be an original.

        17.    Governing Law; Submission to Jurisdiction.    The provisions of this Agreement and the respective rights and duties of Pledgor and Lender hereunder shall be governed by and construed in accordance with Ohio law, without regard to principles of conflict of laws. Pledgor hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, any Loan Document or any Related Writing, and Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Pledgor, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Pledgor agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

        [Remainder of page intentionally left blank.]

        JURY TRIAL WAIVER.    PLEDGOR AND LENDER, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG PLEDGOR, BORROWER AND LENDER, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO.

        IN WITNESS WHEREOF, the undersigned has executed and delivered this Pledge Agreement as of the date first set forth above.

Address:	14145 Danielson Street, Suite B	ALDILA GOLF CORP.
Poway, CA 92064
	Attn: Chief Financial Officer	By:	Peter R. Mathewson Peter R. Mathewson President

Signature Page to
Pledge Agreement

EXHIBIT A

PLEDGED SECURITIES

Name of Subsidiary	Jurisdiction	Shares	Certificate Number	Ownership Percentage
Aldila de Mexico, S.A. de C.V.	Mexico	6500 3496	8 9	99.98	%*
Aldila Carbon Fibers Products (Zhuhai) Company Limited	People's Republic of China			100	%*
Aldila Composite Products Company Limited	Vietnam			100	%*

*
100% of non-voting shares and equity interests and 65% of voting shares or equity interest constitute Pledged Securities

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EXHIBIT B

FORM OF STOCK TRANSFER POWER

        FOR VALUE RECEIVED,                                                   hereby sells, assigns and transfers unto                                                   (                    ) Shares of the                                                   Capital Stock of                                                   standing in                          name on the books of said corporation and represented by Certificate No.                      herewith and does hereby irrevocably constitute and appoint                                      attorney to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

ALDILA GOLF CORP.
Date:	By:	Peter R. Mathewson President

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  Exhibit 10.28
EXHIBIT A PLEDGED SECURITIES
EXHIBIT B FORM OF STOCK TRANSFER POWER